Exhibit 99.4

                                 REGIONS BANK

                     Annual Master Servicer's Certificate

     The undersigned hereby certifies that he is a Responsible Officer of Regions Bank, an Alabama banking corporation (the "Master Servicer"), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Master Servicer and, as required by Section 4.10 of the Sale and Servicing Agreement, dated as of March 1, 2003 (the "Sale and Servicing Agreement"), among Wachovia Bank of Delaware, National Association, acting not in its individual capacity but solely as owner trustee of Regions Auto Receivables Trust 2003-1, as Issuer, Regions Acceptance LLC, as Depositor, Regions Bank, as Seller, Master Servicer, Administrator and Custodian, and The Bank of New York, as Indenture Trustee, represents, warrants and further certifies in his official capacity, in the name of and behalf of the Master Servicer, that:

          1. I am responsible for reviewing the performance of the activities of the Master Servicer under the Sale and Servicing Agreement and I have made a review of the performance of the activities of the Master Servicer and the performance of its obligations under the Sale and Servicing Agreement during the period from March 1, 2003 through December 31, 2003 (the "Period"); and

          2. To the best of my knowledge, based on my review, the Master Servicer has fulfilled all of its obligations, including but not limited to the obligations specified under Sections 4.01 through 4.09, 5.01(a) through (d) and 5.02 through 5.08, under the Sale and Servicing Agreement throughout the Period.

     Capitalized terms used herein and not defined herein shall have the meanings specified therefor in the Sale and Servicing Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of March 2004.

                                          REGIONS BANK


                                          By:/s/ Michael R. Holley
                                             --------------------------------
                                             Name:   Michael R. Holley
                                             Title:  Vice President